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Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

        The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Hiland Partners, LP Registration Statement on Form S-1 (File No. 333-119908) that the undersigned has been elected and appointed as a director of Hiland Partners GP, LLC effective upon completion of the offering of common units as contemplated in the Registration Statement.

Date: February 9, 2005

/s/ MICHAEL L. GREENWOOD

Michael L. Greenwood

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  Exhibit 23.4
CONSENT OF NOMINEE FOR DIRECTOR